UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

THE WIKI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	58-1921737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2012, Edward DeFeudis submitted to The Wiki Group, Inc. (the “Company”) a resignation letter pursuant to which he resigned as the Chief Financial Officer of the Company, effective immediately.  Mr. DeFeudis will remain in his current position as the Company’s President as well as a member of the Company’s Board of Directors (the “Board”).

On the same day, the Board appointed Joshua Rosenzweig as the Company’s Chief Financial Officer, effective immediately. Mr. Rosenzweig, 36, will perform the services and duties that are normally and customarily associated with the Chief Financial Officer position as well as other associated duties as our Chief Executive Officer and Board reasonably determine.

Mr. Rosenzweig brings to the Company over 15 years of experience in global business development, long-term strategic planning, and expertise in international financial management. Prior to joining the Company, he had been with Roll Global LLC (“Roll”) since 2004, where, as a member of the corporate strategy group, Mr. Rosenzweig led Roll’s acquisition of FIJI Water and founded the corporation’s Strategic Sourcing Group. He became CFO of Roll’s POM Wonderful business unit, building a financial and IT infrastructure to support POM Wonderful’s rapid international growth. In 2008 Mr. Rosenzweig re-located to Amsterdam to start up and lead POM Wonderful’s European business as Managing Director. Most recently, he was Vice President for POM Wonderful’s Global Beverage business. Prior to joining Roll, Mr. Rosenzweig held financial leadership positions at General Electric, Wachovia Bank, and several start-ups. He has a BBA in Finance from The George Washington University.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Rosenzweig.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

In connection with the appointment, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Rosenzweig. Pursuant to the Consulting Agreement, Mr. Rosenzweig will have a monthly base salary of $6,000, to be paid out in shares of the Company’s common stock on a quarterly basis.  The term for the Consulting Agreement is three months. Either party can terminate the Consulting Agreement for any reason upon thirty days notice.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2012
THE WIKI GROUP, INC.

By:	/s/ Denita Willoughby
Denita Willoughby Chief Executive Officer